Exhibit 10.18

Form of Deferred Stock Award for Directors

THE TJX COMPANIES, INC.

STOCK INCENTIVE PLAN

DEFERRED STOCK AWARD FOR DIRECTORS

This certificate evidences the award (the “Award”) made automatically to the non-employee director named below (the “Director”) on [                        ] (the “Grant Date”) under Section 7(e) of the Stock Incentive Plan (the “Plan”) of The TJX Companies, Inc. (the “Company”). The Award is subject to the terms and conditions of the Plan as from time to time amended, the provisions of which are incorporated by reference in this certificate. Terms defined in the Plan are used in this certificate as so defined.

1. AWARD RECIPIENT: [    ]

2. NATURE OF AWARD: The Award consists of two parts: an “Annual Deferred Stock Award” and an “Additional Deferred Stock Award” as those terms are defined in the Plan (hereinafter, the “Annual Award” and “Additional Award,” respectively). The Company agrees to credit to an unfunded account maintained on the books of the Company (the “Account”), in respect of each such portion of the Award, the number of shares of Stock specified in Section 3 plus such additional number of shares as may be determined under Section 4. The number of shares credited to the Account and not forfeited, rounded up to the nearest whole share, shall be transferred to the Director (or, in the event of the Director’s death, to the Director’s beneficiary designated prior to death in a manner acceptable to the Company, or, if no such beneficiary has been so designated, to the Director’s estate) (such designated beneficiary or the estate, as the case may be, being herein referred to as the Director’s “Beneficiary”) in accordance with Sections 5 and 6, subject to the terms and conditions of the Plan and the Award. The Award is unfunded and unsecured, and the Director’s rights to any Stock hereunder shall be no greater than those of an unsecured general creditor of the Company. The Award may not be assigned, transferred, pledged, hypothecated or otherwise disposed of, except for disposition at death as provided above. The Award does not entitle the Director to any rights as a shareholder with respect to any shares of Stock subject to the Award, unless and until such shares of Stock have been transferred to the Director. The Award is intended to constitute a “non-qualified deferred compensation” arrangement that satisfies the requirements of Section 409A of the Code, and shall be construed accordingly.

3. INITIAL CREDITS TO ACCOUNT: The number of shares of Stock to be credited to the Account, subject in each case to the terms and conditions of the Plan and the Award, is as follows:

(a) Under the Annual Award portion of the Award, [        ] shares shall be credited to the Account on the Grant Date. The portion of the Account reflecting this Annual Award credit is hereinafter referred to as the “Annual Award Sub-Account.”

(b) Under the Additional Award portion of the Award, [        ] shares shall also be credited to the Account. The portion of the Account reflecting this Additional Award credit is hereinafter referred to as the “Additional Award Sub-Account.”

Form of Deferred Stock Award for Directors

4. DIVIDEND AWARDS: As of (a) the date of each annual meeting of the shareholders of the Company (if immediately prior thereto the Director was a member of the Board) and (b) the date (if other than the date of an annual meeting) on which the Director ceases to be a member of the Board, (each such relevant date, a “dividend crediting date”) there shall be credited to each of the Annual Award Sub-Account and the Additional Award Sub-Account the number of additional shares of Stock equal to (x) plus (y), divided by (z), where:

(x)	is the product obtained by multiplying (i) the number of shares then allocated to the Annual Award Sub-Account or the Additional Award Sub-Account, as the case may be, (disregarding in each case, for purposes of this clause (x), any shares credited to such Sub-Account since the date of the immediately preceding annual meeting) by (ii) the aggregate per-share amount of dividends for which the record date occurred since the date of the immediately preceding annual meeting;

(y)	is the product obtained by multiplying (i) the number of shares first credited to the Annual Award Sub-Account or the Additional Award Sub-Account, as the case may be, since the date of the immediately preceding annual meeting but prior to such dividend crediting date by (ii) the aggregate per-share amount of dividends for which the record date occurred since the date that such shares were credited to such Account; and

(z)	is the Fair Market Value of one share of Stock on such dividend crediting date.

5. VESTING: The Director’s Annual Award Sub-Account shall be fully vested at all times. The Director’s Additional Award Sub-Account shall vest on the date immediately preceding the date of the annual meeting next succeeding the Grant Date (if the Director is then a member of the Board) or, if earlier, immediately prior to a Change of Control. Immediately upon the Director’s ceasing to be a member of the Board for any reason, any portion of the Director’s Account that was not then vested shall be forfeited.

6. ANNUAL AWARD SUB-ACCOUNT – DATE OF DELIVERY: Shares of Stock equal in number to the shares credited to the Director’s Annual Award Sub-Account (rounded up to the nearest whole share) shall be transferred by the Company to the Director (or, in the event of the Director’s death, to the Director’s Beneficiary) as soon as practicable after and in all events within [    ] business days after the date on which the Director ceases for any reason to be a member of the Board; provided, that in the event of an earlier Change of Control, there shall instead be delivered to the Director (or, in the event of the Director’s death, to the Director’s Beneficiary), immediately prior to the Change of Control.

Form of Deferred Stock Award for Directors

7. ADDITIONAL AWARD SUB-ACCOUNT – DATE OF DELIVERY: Shares of Stock equal in number to the shares credited to the Director’s Additional Award Sub-Account (rounded up to the nearest whole share), if vested, shall be transferred by the Company to the Director (i) the day following the date of vesting pursuant to Section 5 above, or (ii) immediately prior to a Change of Control, whichever is earlier; provided, that if the Director has timely elected a deferral of any portion of his Additional Award Sub-Account, such portion (if vested) shall instead be paid in accordance with Section 8.

8. ELECTION TO DEFER: The Director may elect to have payment of the vested balance, if any, of his Additional Award Sub-Account made at the same time as payment of his Annual Award Sub-Account pursuant to Section 6 in lieu of the payment terms described in Section 7. Any such election must be made no later than December 31 of the calendar year preceding the calendar year in which such Award is granted or at such other time as is necessary to satisfy the requirements of Section 409A, as determined by the Administrator. Each such election shall be in a form acceptable to the Administrator.

9. ADJUSTMENTS: The Award and the shares of Stock subject to the Award are subject to adjustment as provided in Section 3 of the Plan.

10. WITHHOLDING: The Director or Beneficiary shall, no later than the date on which any share of Stock is transferred to the Director or Beneficiary and as a condition to such transfer, pay to the Company in cash, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. If any taxes are required to be withheld prior to such transfer of such share of Stock (for example, upon the vesting of the right to receive such share), the Company may require the Director or Beneficiary to pay such taxes timely in cash by separate payment, may withhold the required taxes from other amounts payable to Grantee or Beneficiary, or may agree with the Director or Beneficiary on other arrangements for the payment of such taxes, all as the Company determines in its discretion.

11. SECTION 83(b) NOT APPLICABLE: Because the Award does not give to the Directors a present ownership right in any Stock, but only a conditional right to acquire shares of Stock in the future, the Director shall not be entitled to make a so-called “83(b) election” with respect to the shares of Stock subject to the Award.

THE TJX COMPANIES, INC.